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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 1, 2004

                           ADM TRONICS UNLIMITED, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                      000-17629               22-1896032
           --------                      ---------               ----------
(State or other jurisdiction of         (Commission             (IRS Employer
        incorporation)                  File Number)         Identification No.)




              224 South Pegasus Avenue, Northvale, New Jersey 07647
               (Address of principal executive offices) (Zip Code)


                                 (201) 767-6040
                          Registrant's Telephone Number


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)).

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ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN INDIRECT OBLIGATION
            UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

            See Item 3.02 below.

ITEM 3.02.  UNREGISTERED SALE OF EQUITY SECURITIES.

            On December 1, 2004, ADM Tronics Unlimited, Inc. (the "Company") completed a private placement financing (the "Placement") to "accredited investors" only, without any general advertisement or solicitation and all of the securities issued therein have been marked with an appropriate restrictive legend. In making the Placement the Company has relied, on a non-exclusive basis, upon the exemption from registration under the Securities Act of 1933, as amended (the "Act") provided under Regulation D and the Uniform Limited Offering Exemption. As a result of such final closing, the Company and its majority-owned subsidiary, Ivivi Technologies, Inc., a New Jersey corporation (formerly AA Northvale Medical Associates, Inc.) ("Ivivi"), have realized gross proceeds of $3,637,500 and net proceeds of approximately $3,145,000 from the sale of an aggregate of 36.375 Units to 37 accredited investors, including the sale of Units as disclosed in the Company's Current Report on Form 8-K dated August 31, 2004. Maxim Group, LLC, an NASD member firm, acted as exclusive placement agent ("Agent") with respect to the Placement and received cash commissions of 8%, as well as certain warrants to purchase securities of each of the Company and Ivivi and expense reimbursements. In connection with the Placement, the Agent received an aggregate of approximately $450,000 in commissions, fees and other expense reimbursements.

            The Units sold in the Placement are comprised of a $100,000 principal amount 6% unsecured convertible promissory note (the "Note") issued jointly and severally by the Company and Ivivi, which is due and payable five years from the date of issuance, unless earlier converted. The Notes bear interest at 6% per annum and under certain circumstances the principal and accrued interest on the Note will either be: (i) convertible into the Company's common stock at $.29 per share or (ii) convertible into Ivivi's common stock at $8.30 per share. Each Unit also includes one Company warrant ("Company Warrant") for the purchase of up to 344,828 shares of the Company's common stock at $.41 per share and one Ivivi warrant (the "Ivivi Warrant") for the purchase of up to 12,048 shares of Ivivi common stock at $5.70 per share. Each of the Company Warrants and the Ivivi Warrants provide that in addition to paying the exercise price, the holder must surrender the non-exercised warrant in the Unit (i.e., either the Company Warrant or the Ivivi Warrant). In connection with the Placement, the Agent received warrants for the purchase of: (i) 1,003,450 Company shares at an exercise price of $.29 per share, (ii) 1,003,450 Company shares at an exercise price of $.41 per share, (iii) 35,060 Ivivi shares at an exercise price of $8.30 per share and (iv) 35,060 Ivivi shares at an exercise price of $5.70 per share.

            The Company and Ivivi have executed registration rights agreements with the investors and Ivivi, which require the registration under the Act of the securities sold in the Placement.

            For a description of the events reported pursuant to this Current Report on Form 8-K, reference is made to the press release issued by the Company on December 1, 2004, the text of which is attached hereto as Exhibit 99.1.


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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         Exhibit No.                Description
         -----------                -----------

         4.1                        Form of Company Warrant
         4.2                        Form of Ivivi Warrant
         10.1                       Form of Placement Agency Agreement
         99.1                       Press Release dated December 1, 2004.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                ADM Tronics Unlimited, Inc.



                                                By: /s/ Andre' DiMino
                                                    -----------------
                                                Name:  Andre' DiMino
                                                Title: President

Dated: December 7, 2004